Exhibit 16.1

                                KRAFT BERGER LLP
                      3160 Steeles Avenue East, Suite 300
                        Markham, Ontario, Canada L3R 3Y2

February 20, 2007

United States Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

            We have read the disclosure regarding our dismissal as set forth in the Report on Form 8-K of Devine Entertainment Corporation and we agree with such disclosure.

                                       Very truly yours,

                                       /s/ Kraft Berger LLP
                                       --------------------
                                           Kraft Berger LLP
                                       (formerly Kraft, Berger, Grill, Schwartz,
                                         Cohen & March LLP)